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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):   February 28, 1997
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                          Renaissance Solutions, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

        0-25746                                               04-3510009
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(Commission File Number)                                    (I.R.S. Employer
                                                           Identification No.)


            Lincoln North, 55 Old Bedford Road, Lincoln, MA  01773
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(Address of Principal Executive Offices)                    (Zip Code)

                                (617) 259-8833
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              (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS

     Renaissance Solutions, Inc.'s (the "Company") revenues and net income for the 31-day period ended January 31, 1997 were $4.0 million and $320,000, respectively. On December 31, 1996, the Company acquired International Systems Services Corporation ("ISS"). Such transaction was accounted for as a pooling-of-interests. The revenue and net income amounts set forth above include 31 days of combined operations of the Company and ISS. This information is reported for purposes of complying with the Securities and Exchange Commission's Accounting Series Release 135. This information is not necessarily indicative of the results of operations for the Company's first quarter ending March 29, 1997 or the fiscal year ending December 31, 1997. In addition, this information does not reflect the financial performance of Coba Consulting Limited or C.M. Management Systems Ltd. Inc., as each of those entities was acquired by the Company in transactions occurring in February 1997.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 1997        RENAISSANCE SOLUTIONS, INC.
                                        (Registrant)



                                /s/ George A. McMillan
                               -----------------------------------------------
                               George A. McMillan
                               Vice President, Chief Financial Officer and
                               Chief Operating Officer